UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 27, 2014

BOOMERANG SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10176	22-2306487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 B Vreeland Road, Florham Park, NJ 07932
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(973) 538-1194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, Boomerang Systems, Inc. (the “Company”) granted to the following executive officers (the “Executive Grantees”) of the Company options to purchase the number of shares of Common Stock of the Company (the “Option Award”) set forth opposite each person’s name:

Name	Number of Shares of Common Stock
David Koch	80,000
Scott Shepherd	60,000

The exercise price for the Option Awards is $1.51 per share. The Option Awards granted to Mr. Koch and Mr. Shepherd vests as to 33% of the shares on each of February 27, 2015, February 27, 2016 and February 27, 2017, and expire on February 27, 2019.

The grants by the Company of the Option Awards were made pursuant to the Company’s 2012 Stock Incentive Plan (the “Plan”) and as such, no consideration was paid therefor by the Executive Grantees. Each grant of an Option Award was made pursuant to an agreement in each case entered into by and between the Company and the respective grantee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMERANG SYSTEMS, INC.

Date:	March 12, 2014	By:	/s/ Mark R. Patterson
Mark R. Patterson
Chief Executive Officer

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